UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 29, 2007

SERACARE LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

California	0-33045	33-0056054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 West Street, West Bridgewater, MA	02379
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 580-1900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 29, 2007, SeraCare Life Sciences, Inc., a California corporation (the “Company”) and BioServe Biotechnologies Limited (“BioServe”) entered into an asset purchase agreement (the “Asset Purchase Agreement”), pursuant to which BioServe agreed to purchase certain assets principally used in the business the Company acquired from Genomics Collaborative, Inc., which involves the sale of human clinical specimens and their accompanying medical information for use in drug discovery (the “Business”), and assume certain limited liabilities of the Business. Under the terms of the Asset Purchase Agreement, the consideration consists of $2,000,000 cash, subject to reduction for inventory adjustments, and a 7.5% royalty on BioServe’s net sales related to the Business for five years (the “Royalty Amounts”). The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the Asset Purchase Agreement attached as Exhibit 10.1 hereto and incorporated by reference herein.

As previously reported, on March 22, 2006, the Company filed a voluntary petition for reorganization under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of California (the “Bankruptcy Court”). As previously disclosed, on January 5, 2007, the Company filed a Motion for Order Approving the: (1) Sale of Certain Assets, Free and Clear of Liens, Claims and Interests; (2) Assumption and Assignment of Certain Executory Contracts; and (3) Rejection of Certain Executory Contracts (the “Motion”) with the Bankruptcy Court, requesting approval of the proposed sale of the Business and for the Company to assume and assign to BioServe, or to reject its interest in, certain contracts associated with the Business. The consummation of the proposed sale of the Business was subject to such Bankruptcy Court approval, and on February 23, 2007, the Bankruptcy Court entered an order (the “Order”) approving the sale of the Business for no less than $2,000,000 plus the Royalty Amounts and on substantially the same terms set forth in the draft Asset Purchase Agreement that was attached to the Order.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 29, 2007, the Company consummated the sale to BioServe of the Business, pursuant to the terms set forth in the Asset Purchase Agreement as described above.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The Company is unable to determine at this time whether the pro forma financial information required by Item 9.01(b) is required for the disposition of assets described above. As previously disclosed, the Company does not have financial statements as of a recent date that were prepared in accordance with generally accepted accounting principles. The Company is currently working to prepare such financial statements and, upon completion, will make a determination as to whether the pro forma financial information required by Item 9.01(b) is required for the disposition of assets described above. If the Company determines that such information is required, it will amend this Form 8-K as soon as practicable thereafter.

(d)	Exhibits.

10.1	Asset Purchase Agreement, dated March 29, 2007, between SeraCare Life Sciences, Inc. and BioServe Biotechnologies Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2007	SERACARE LIFE SCIENCES, INC.

	By:	/s/ Gregory A. Gould
Gregory A. Gould
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
10.1	Asset Purchase Agreement, dated March 29, 2007, between SeraCare Life Sciences, Inc. and BioServe Biotechnologies Limited